Exhibit 4(U)(v)

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            CUNA Mutual Insurance Society

                  GUARANTEED LIFETIME WITHDRAWAL BENEFIT RIDER

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RIDER SECTION 1.  DEFINITIONS
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1.1 WHAT ARE THE MOST COMMONLY USED TERMS AND WHAT DO THEY MEAN?

BENEFIT ALLOCATION PLAN - one or more specific subaccounts of the variable account, a fixed account or a model allocation of subaccounts of the variable account to which contract value must be allocated while this rider is in effect. The benefit allocation plan you selected is shown on the Rider Data Page.

COVERED PERSON(s) - the person(s) whose life/lives determine(s) the benefits described in this Rider. The primary covered person and joint covered person, if any, are shown on the Rider Data Page.

CURRENT AGE - the covered person's age as of his or her last birthday.

EXCESS WITHDRAWAL - a withdrawal that either by itself or when added to all other withdrawals during a rider year exceeds the GALWA. The amount that is in excess of the GALWA is considered the excess withdrawal amount. See Rider
Section 8.1.

FOUNDATION ACCOUNT - a subaccount of the variable account that is part of certain benefit allocation plans. The benefit allocation plan you select will determine the required allocation percentage, if any, to the foundation account.

GUARANTEED ANNUAL LIFETIME WITHDRAWAL AMOUNT (GALWA) - the maximum amount you may withdraw each rider year while a covered person is alive regardless of your contract value.

LIFETIME BENEFIT BASIS (LBB) - the value used to determine the GALWA. It may increase annually while the simple interest benefit and/or step-up options are in effect as described in Rider Section 7.5. It will be reduced if an excess withdrawal occurs as described in Rider Section 8.2.

LIFETIME WITHDRAWAL(s) - any withdrawal(s) taken under the terms of this rider that is/are not a non-lifetime withdrawal.

NON-LIFETIME WITHDRAWAL - a withdrawal is a non-lifetime withdrawal only if it is the first withdrawal under this rider, there are no additional withdrawals in the same rider year, and there are no withdrawals in the rider year immediately following the first withdrawal.

RIDER ANNIVERSARY - the same day and month as the rider issue date for each year this rider remains in force.

RIDER ISSUE DATE - the date shown on the Rider Data Page that is used to determine rider years and rider anniversaries.

RIDER YEAR - any twelve-month period beginning on a rider issue date or a rider anniversary and ending one day before the next rider anniversary.

SIMPLE INTEREST BENEFIT BASIS (SIBB) - a value calculated solely for purposes of this rider to determine your LBB on each rider anniversary that the simple interest benefit is in effect. See Rider Section 7.3 for a description of how the SIBB is determined.

SPOUSE - a spouse as defined under the federal Defense of Marriage Act ("DOMA"), 28 U.S.C. [SEC] 1738C, enacted in 1996, DOMA defines "marriage" as "a legal union between one man and one woman as husband and wife", and "spouse" as "a person of the opposite sex who is a husband or a wife."

STEP-UP ANNIVERSARY - the same day and month as the step-up date, for each year following a step-up in the LBB. step-up date - the date that a step-up in the LBB occurs, as described in Rider Section 7.4.

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RIDER SECTION 2.  GENERAL INFORMATION
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2.1 WHAT IS OUR AGREEMENT WITH YOU?

Our agreement with you includes this rider as a part of the contract to which it is attached. The provisions of the contract apply to this rider unless they conflict with the rider. If there is a conflict, the rider provision will apply. Nothing in this rider is intended to override the "Death of Annuitant" and/or "Owner" provisions of the contract to which this rider is attached; and in all events this rider will be interpreted in a manner consistent with Section 72(s) of the Internal Revenue Code. The issue date for this rider is shown on the Rider Data Page.

We promise to provide the benefits described in this rider as long as the contract and this rider are in force and all the terms and conditions of this rider are met.

2.2 WHAT ARE THE ELIGIBILITY REQUIREMENTS AND THE BENEFIT PROVIDED BY THIS
    RIDER?

To be eligible for this rider:

   a.) the covered person(s) must be no younger than 50 and no older than age 85 on the rider issue date;
   b.) the primary covered person:
       1.) must be designated as the owner and annuitant; or 2.) must be designated as the annuitant if the owner is not a natural person;
   c.) a joint covered person may be designated only if:
       1.) the primary covered person is the owner and annuitant; and 2.) the co-annuitant, if any, is the primary covered person's spouse at the time of conversion to this rider;
   d.) the joint covered person, if any:
       1.) must be designated at the time of conversion to this rider;
       2.) must be the primary covered person's spouse at the time of conversion to this rider; and
       3.) must be designated as the sole primary beneficiary at the time of conversion to this rider.

This rider is not available if the plan type for the contract to which this rider is attached is classified as a Beneficiary IRA or Non-qualified Beneficiary contract. The terms "Beneficiary IRA" or "Non-qualified Beneficiary" contract refer to a contract that has been inherited by a beneficiary upon the death of the contract holder.

Once issued, this rider provides for a guaranteed lifetime withdrawal benefit as described in this rider.

2.3 WHAT IS THE AUTOMATIC PERSONAL PORTFOLIO REBALANCE SERVICE AND IS IT
    REQUIRED?

The Automatic Personal Portfolio Rebalancing Service ("rebalancing") automatically transfers contract value between subaccounts (other than the foundation account) in order to achieve a particular percentage allocation of contract value among such subaccounts.

Rebalancing is required as a condition of this rider if the benefit allocation plan you selected includes two or more subaccounts, other than the foundation account. Rebalancing will occur automatically on an annual basis, on each contract anniversary, unless you elect a more frequent mode. The foundation account will not be rebalanced.

2.4 WHAT HAPPENS IF YOU CHANGE OWNERSHIP OF YOUR CONTRACT?

If the owner is a natural person, then he or she must also be designated as the annuitant and the primary covered person, as described in Rider Section 2.2. We will not allow a primary covered person to be changed after the rider issue date for any reason, as described in Rider Section 2.6. Therefore, we will not allow an owner who is a natural person to be changed after the rider issue date for any reason.

If the owner is not a natural person and ownership of the contract to which this rider is attached is changed:

   a.) this rider will automatically terminate on the last day of the minimum charge period as shown on the Rider Data Page;
   b.) the LBB will be the LBB as of the valuation day immediately preceding the ownership change effective date, for the sole purpose of calculating the rider charge from the date ownership was changed to the date of termination; and
   c.) as of the ownership change effective date:
       1.) the guaranteed lifetime withdrawal benefit described in Rider Section
           6 will be revoked, which means that any withdrawal thereafter is a partial withdrawal under the contract only, and not a non-lifetime withdrawal or lifetime withdrawal under this rider;
       2.) the step-up option described in Rider Section 7.4 will no longer be in effect nor can you elect the step-up option if not previously in effect; and
       3.) the simple interest benefit described in Rider Section 7.2 will no longer be in effect.

If the ownership change effective date occurs on any date following completion of the minimum charge period, this rider will automatically terminate as of that date.

2.5 CAN YOU CHANGE YOUR BENEFICIARY?

You can change your beneficiary as described in the contract to which this rider is attached. However, changing your beneficiary may negatively impact the benefit provided by this rider. For example, if there is a joint covered person, the joint covered person must be your spouse and we require that he or she be designated as the sole primary beneficiary at the time of application.
If you later change your beneficiary to someone other than your spouse, then he or she will not be eligible for the continuation benefit described in Rider
Section 9. Careful consideration should be given before changing your beneficiary.

2.6 CAN A COVERED PERSON BE CHANGED?

The primary covered person can not be changed after the rider issue date for any reason.

A joint covered person can not be changed or added after the rider issue date for any reason. A joint covered person can be removed only if:

   a.) no lifetime withdrawals have occurred since the rider issue date; and b.) we are provided proof of death, divorce, annulment or dissolution of the marriage between the primary covered person and joint covered person.

Once a joint covered person has been removed, a subsequent spouse can not be added as a new joint covered person.

In the event of a divorce, the benefit provided by this rider can not be divided as part of the divorce settlement or judgment.

2.7 WHEN WILL THIS RIDER TERMINATE?

Elective termination of this rider prior to the end of the minimum charge period is not allowed. The minimum charge period is shown on the Rider Data Page.

This rider will automatically terminate on the earliest of:

   a.) the payout date;
   b.) the date you surrender your contract;
   c.) the date due proof of death of the last surviving covered person is received;
   d.) the date due proof of death of the primary covered person is received if:
       1.) there is a surviving joint covered person (who is not also a co-annuitant); and
       2.) he or she is not eligible to continue the contract under the continuation benefit, as described in Rider Section 9; or
       3.) he or she does not elect to continue the contract under the continuation benefit, as described in Rider Section 9.

This rider will also terminate if the investment restrictions are violated, as described in Rider Section 3.1, or if you change ownership of the contract to which this rider is attached as described in Rider Section 2.4.

2.8 IS NOTIFICATION OF A COVERED PERSON'S DEATH REQUIRED?

It is important that we are notified of the death of a covered person. The benefit provided by this rider (the GALWA) is determined by multiplying the LBB by an annual withdrawal benefit percentage. The annual withdrawal percentage is based on the age of the youngest covered person and the number of covered persons (1 or 2) living on the date that the first lifetime withdrawal occurs.

We are not responsible for any misdirected payments that result from failure to promptly notify us of any such death.

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RIDER SECTION 3.  INVESTMENT RESTRICTIONS
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3.1 ARE THERE ANY INVESTMENT RESTRICTIONS?

In order to provide the guarantee described by this rider, we require use of an available benefit allocation plan for your contract value and for allocation of your net purchase payments. The benefit allocation plan you select may include the foundation account. There are certain additional requirements applicable to the foundation account. See Rider Section 3.3.

A violation of the investment restrictions occurs if:

   a.) your contract value is transferred to an investment option other than an available benefit allocation plan; or
   b.) there is a change in allocation to an investment option other than an available benefit allocation plan; or
   c.) you request a partial withdrawal from the foundation account before the value in all other investment options is exhausted.

Subject to any notice, approval or consent required by applicable law, we reserve the right to:

   a.) add benefit allocation plans without prior notice;
   b.) remove or substitute benefit allocation plans; and c.) substitute investment options within an available benefit allocation plan.

You will be notified in advance of any substitution, removal or other change to your ability to use a benefit allocation plan that you selected.

3.2 WHAT HAPPENS IF THE INVESTMENT RESTRICTIONS ARE VIOLATED?

If the investment restrictions are violated during the minimum charge period:

   a.) this rider will automatically terminate on the last day of the minimum charge period as shown on the Rider Data Page;
   b.) the LBB will be the LBB as of the valuation day immediately preceding the violation for the sole purpose of calculating the rider charge from the date of the violation to the date of termination; and
   c.) as of the date of the violation:
       1.) the guaranteed lifetime withdrawal benefit described in Rider Section
           6 will be revoked, which means that any withdrawal thereafter is a partial withdrawal under the contract only, and not a non-lifetime withdrawal or lifetime withdrawal under this rider;
       2.) the step-up option described in Rider Section 7.4 will no longer be in effect nor can you elect the step-up option if not previously in effect; and
       3.) the simple interest benefit described in Rider Section 7.2 will no longer be in effect.

If the investment restrictions are violated on any date following completion of the minimum charge period, this rider will automatically terminate as of the date the violation occurred.

3.3 WHAT ADDITIONAL REQUIREMENTS APPLY TO THE FOUNDATION ACCOUNT?

If you request a transfer and the foundation account is required as part of the benefit allocation plan into which you elect to transfer, we require allocation of a specific dollar amount to the foundation account at that time. See Rider
Section 5.3.

If the LBB is stepped-up and the foundation account is part of the benefit allocation plan then in effect, we require allocation of a specific dollar amount to the foundation at that time. See Rider Section 7.5.

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RIDER SECTION 4.  RIDER CHARGES
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4.1 IS THERE A CHARGE FOR THIS RIDER?

There is an annual charge for this rider. The annual charge is determined by multiplying the rider charge rate by the average daily LBB for the prior contract year. The LBB as of each calendar day will be used to calculate the average daily LBB for the prior contract year.

The initial rider charge rate is shown on the Rider Data Page. We reserve the right to change the rider charge rate if the step-up option is in effect and a step-up occurs. The rider charge rate will not exceed the maximum rider charge rate shown on the Rider Data Page.

During the accumulation period, this charge will be deducted pro-rata from your contract value in all investment options except the foundation account. If there is insufficient value in such investment options, the charge will be deducted from the contract value in all investment options including the foundation account.

The rider charge will be deducted on each contract anniversary.

The rider charge will also be deducted upon:

   a.) full surrender of the contract;
   b.) termination of the rider after expiration of the minimum charge period; c.) payment of death proceeds; or d.) the start of payments under an income payout option, if not on a contract anniversary.

Any charge for a partial year will be in proportion to the number of days since the prior contract anniversary.

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RIDER SECTION 5.  PURCHASE PAYMENTS AND TRANSFERS
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5.1 CAN YOU CHANGE THE ALLOCATION OF NET PURCHASE PAYMENTS?

You may change the allocation of subsequent net purchase payments to one of the other available benefit allocation plans at any time, without charge by written request. Any change will be effective at the time we receive your written request. However, your contract value at the time of such request must also be transferred to the benefit allocation plan selected, as described in Rider
Section 5.3.

Changing allocation to an investment option other than an available benefit allocation plan during a benefit period is a violation of the investment restrictions. See Rider Section 3.2 for a description of the consequences of such violation.

5.2 HOW WILL ADDITIONAL PURCHASE PAYMENTS MADE TO YOUR CONTRACT AFFECT THE LBB?

Additional purchase payments that are made after the rider issue date will increase your contract value, but will not increase your LBB.

5.3 CAN CONTRACT VALUE BE TRANSFERRED?

You may transfer your contract value to any benefit allocation plan that we make available. If a transfer is requested and the foundation account is required as part of the benefit allocation plan into which you elect to transfer, we require allocation of a specific dollar amount to the foundation account at that time. The dollar amount that must be allocated to the foundation account is equal to the LBB (as of the transfer date) multiplied by the foundation account allocation percentage required for the benefit allocation plan selected. The required dollar amount will be transferred to the foundation account from the other subaccount values first (on a pro-rata basis) then from any DCA fixed periods, if applicable, from oldest to newest. The remaining contract value (after deducting the required dollar amount) will be transferred to all other subaccounts included in the benefit allocation plan selected in proportion to the allocation percentage required for each subaccount.

Transferring your contract value to an investment option other than an available benefit allocation plan is a violation of the investment restrictions. See
Rider Section 3.2 for a description of the consequences of such violation.

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RIDER SECTION 6.  GUARANTEED LIFETIME WITHDRAWAL BENEFIT
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6.1 WHAT IS THE GUARANTEED LIFETIME WITHDRAWAL BENEFIT?

The guaranteed lifetime withdrawal benefit guarantees that you may take lifetime withdrawals under this rider regardless of your contract value. You may take one non-lifetime withdrawal prior to taking your first lifetime withdrawal.

All withdrawals under this rider are also partial withdrawals under the contract to which this rider is attached. Partial withdrawals will occur on a pro-rata basis (unless you designate otherwise) from all investment options other than the foundation account until the value in such investment options is exhausted. A partial withdrawal from the foundation account before the value in all other investment options is exhausted is a violation of the investment restrictions. See Rider Section 3.2 for a description of the consequences of such violation.

6.2 WHEN CAN A NON-LIFETIME WITHDRAWAL BE MADE?

You may take one non-lifetime withdrawal at any time on or after the rider issue date and prior to making a lifetime withdrawal.

6.3 WHAT AMOUNT CAN BE WITHDRAWN AS A NON-LIFETIME WITHDRAWAL AND WHAT IS THE EFFECT OF THE WITHDRAWAL?

You may withdraw any amount as a non-lifetime withdrawal. The effect of a non-lifetime withdrawal, regardless of the amount of the withdrawal, is that there will be no annual credit to the SIBB on the rider anniversary following the withdrawal. See Rider Section 7.3.

In addition, if you withdraw more than the GALWA (an excess withdrawal) the following will occur:

   a.) the annual credit to the SIBB, when it resumes, will be reduced as described in Rider Section 7.3;
   b.) the LBB will be adjusted and the GALWA will be reduced as described in
       Rider Section 8.2; and
   c.) if the withdrawal would cause the contract's surrender value to be less than $2,000, we will treat your withdrawal request as a full surrender, and this rider will terminate.

The GALWA at the time of withdrawal is determined by multiplying the LBB at the time the non-lifetime withdrawal occurs by the annual withdrawal benefit percentage shown on the Rider Data Page. The percentage will be based on the youngest covered person's current age at the time the non-lifetime withdrawal occurs.

6.4 WHEN CAN LIFETIME WITHDRAWALS BE MADE?

You may begin making lifetime withdrawals under this rider at any time on or after the rider issue date.

6.5 WHAT AMOUNT CAN BE WITHDRAWN UNDER THIS RIDER AS A LIFETIME WITHDRAWAL?

You can withdraw up to the GALWA each rider year on or after the rider issue date.

The GALWA is determined by multiplying the LBB at the time the lifetime withdrawal occurs by the annual withdrawal benefit percentage shown on the Rider Data Page. The percentage is based on the youngest covered person's current age at the time the first lifetime withdrawal occurs. The annual withdrawal benefit percentage will not change after your first lifetime withdrawal.

If you withdraw more than the GALWA (an excess withdrawal), the LBB will be adjusted and the GALWA will be reduced. See Rider Section 8.2.

6.6 WHAT HAPPENS IF A LIFETIME WITHDRAWAL CAUSES YOUR CONTRACT VALUE TO BE EQUAL TO OR LESS THAN ZERO?

If a lifetime withdrawal under the terms of this rider causes your contract value to be equal to or less than zero:

   a.) the accumulation period under your contract will end and the payout period will automatically begin;
   b.) the remaining guaranteed withdrawals under this rider will occur under an income payout option that we make available for that purpose; and c.) all other riders attached to your contract, if any, will terminate.

6.7 WHAT HAPPENS ON THE ANTICIPATED PAYOUT DATE?

If lifetime withdrawals have begun and will continue past the anticipated payout date:

   a.) we may not accept any additional purchase payments;
   b.) we will extend your payout date in order to continue providing lifetime withdrawals under the terms of this rider; and c.) all other riders attached to your contract, if any, will terminate.

If lifetime withdrawals have not begun as of the anticipated payout date, you may change the payout date by written request, as described in the contract to which this rider is attached. If the payout date is extended, we may not accept additional purchase payments, and all other riders attached to your contract, if any, will terminate. If the payout date is not changed, we will use the anticipated payout date as your payout date and this rider will terminate, as described in Rider Section 2.7.

The anticipated payout date is shown on the data page for the contract to which this rider is attached.

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RIDER SECTION 7.  LIFETIME BENEFIT BASIS
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7.1 HOW IS THE LBB DETERMINED?

The LBB as of the rider issue date is shown on the Rider Data Page.

The LBB may increase on each rider anniversary that the simple interest benefit and/or the step-up option are in effect. See Rider Section 7.5.

If an excess withdrawal occurs, your LBB will be adjusted and the GALWA will be reduced. See Rider Section 8.2.

7.2 WHAT IS THE SIMPLE INTEREST BENEFIT AND WHEN IS IT IN EFFECT?

The simple interest benefit is a benefit that may increase the LBB on each rider anniversary that it is in effect, as described in Rider Section 7.5. For purposes of determining your LBB while the simple interest benefit is in effect, a value, referred to as the SIBB, is calculated on each rider anniversary, as described in Rider Section 7.3.

The simple interest benefit is in effect on each of the first ten (10) rider anniversaries, provided no investment violations and no lifetime withdrawals have occurred since the rider issue date.

If a step-up occurs while the benefit is in effect, the benefit will remain in effect for each of the ten (10) rider anniversaries following the step-up, provided no investment violations and no lifetime withdrawals have occurred since the rider issue date. However, in no event will this benefit remain in effect after the 20th rider anniversary.

For example, if a step-up occurs on your 5th, 8th and 14th rider anniversaries, this benefit will remain in effect until your 20th rider anniversary. If a step-up occurs on your 5th and 8th rider anniversaries, and there is no step-up on rider anniversaries 9 through 18, the benefit will remain in effect until your 18th rider anniversary. These examples assume that no investment violations and no lifetime withdrawals have occurred since the rider issue date.

This benefit will remain in effect until the earliest of:

   a.) your first lifetime withdrawal following the rider issue date; or b.) your 10th rider anniversary, if no step-ups have occurred as of that date; or
   c.) the 10th step-up anniversary of the last step-up that occurs while this benefit is in effect; or
   d.) the 20th rider anniversary; or
   e.) the date you violate the investment restrictions, as described in Rider
       Section 3.1; or
   f.) the date you change ownership of the contract to which this rider is attached.

While the simple interest benefit is in effect, it may increase your LBB (and therefore your lifetime withdrawals under this rider); however, it will not increase your contract value.

7.3 HOW IS THE SIBB DETERMINED?

The SIBB on your rider issue date is equal to the LBB as of that date. On each rider anniversary that the simple interest benefit is in effect an annual credit may be applied to increase the SIBB.

If an excess withdrawal occurs, the SIBB will be reset (decreased) by the greater of:

   a.) the excess withdrawal amount; or
   b.) a proportional adjustment amount that is equal to (A) divided by (B), with the result multiplied by (C), where:

       (A) = the excess withdrawal amount.
       (B) = the contract value prior to the withdrawal minus the remaining GALWA, if any, at the time of withdrawal. The remaining GALWA is the amount available for withdrawal without exceeding the GALWA.
       (C) = the SIBB prior to the withdrawal.

The annual credit, if any, for each rider anniversary that the simple interest benefit is in effect will be determined as follows:

   a.) if no withdrawals have occurred since the rider issue date, the annual credit for that rider anniversary will be equal to the LBB at the end of the first rider year multiplied by the SIBB Rate;
   b.) if a non-lifetime withdrawal occurred during a rider year:
       1.) there will be no annual credit for the rider anniversary immediately following the non-lifetime withdrawal;
       2.) the annual credit will resume on the next rider anniversary; and 3.) the amount of the annual credit, when it resumes, will not change unless the withdrawal was an excess withdrawal. If the withdrawal was an excess withdrawal, the amount of the annual credit, when it resumes, will be equal to the SIBB Rate multiplied by an adjusted LBB. The adjusted LBB is used solely for the purpose of this calculation and is equal to the LBB at the end of the first rider year, reduced by the greater of:
           i.)  The excess withdrawal amount; or
           ii.) A proportional adjustment that is equal to (A) divided by (B), with the result multiplied by (C), where:
                (A) = the excess withdrawal amount.
                (B) = the contract value prior to the withdrawal minus the remaining GALWA, if any, at the time of the withdrawal. The remaining GALWA is the amount available for withdrawal without exceeding the GALWA.
                (C) = the LBB at the end of the first rider year.

The SIBB Rate is shown on the Rider Data Page. See Rider Section 7.2 for a description of when the simple interest benefit is in effect.

7.4 WHAT IS THE STEP-UP OPTION?

The step-up option, if elected, is a benefit that may increase the LBB on each rider anniversary that it is in effect as described in Rider Section 7.5.

Once elected, the step-up option will remain in effect until the earliest of the following:

   a.) the rider anniversary on or following the youngest covered person's 85th birthday;
   b.) the date you terminate the option by written request;
   c.) the date you violate the investment restrictions, as described in Rider
       Section 3.1; or
   d.) the date you change ownership of the contract to which this rider is attached.

You may not re-elect the step-up option once it has been terminated. Step-ups will only be allowed if we are issuing new Guaranteed Lifetime Withdrawal Benefit Riders on the step-up date. Your annual report will indicate if the step-up option is in effect during the report period.

If you did not elect the automatic step-up option at the time of application, you may do so at a later date by written request. Step-ups will then begin automatically on the rider anniversary following receipt of your written request and will continue on each rider anniversary that the option is in effect.

7.5 HOW IS THE LBB DETERMINED WHEN THE SIMPLE INTEREST OPTION AND/OR THE STEP-UP OPTION ARE IN EFFECT?

On each rider anniversary that the simple interest benefit and/or the step-up option are in effect, the LBB will be determined as follows:

   a.) IF BOTH THE SIMPLE INTEREST BENEFIT AND THE STEP-UP OPTION ARE IN EFFECT, the LBB for that rider anniversary will be compared to the following amounts:

       1.) the SIBB as of that rider anniversary; and 2.) the current contract value as of that rider anniversary.

       If 1.) and/or 2.) is greater than the LBB for that rider anniversary, the LBB will be increased to be equal to the greatest amount.

       If both 1.) and 2.) are lower than the LBB for that rider anniversary, there will be no adjustment for that rider year and the LBB will remain unchanged.

   b.) IF THE STEP-UP OPTION IS IN EFFECT, BUT THE SIMPLE INTEREST BENEFIT IS
       NOT IN EFFECT, the LBB for that rider anniversary will be compared to the current contract value as of that rider anniversary.

       If the contract value is greater than the LBB for that rider anniversary, the LBB will be increased (stepped-up) to be equal to the contract value.

       If the contract value is equal to or lower than the LBB for that rider anniversary, there will be no adjustment for that rider year and the LBB will remain unchanged.

   c.) IF THE SIMPLE INTEREST BENEFIT IS IN EFFECT, BUT THE STEP-UP OPTION IS
       NOT IN EFFECT, the LBB for that rider anniversary will be compared to the SIBB as of that rider anniversary.

       If the SIBB is greater than the LBB for that rider anniversary, the LBB will be increased to be equal to the SIBB.

       If the SIBB is equal to or lower than the LBB for that rider anniversary, there will be no adjustment for that rider year and the LBB will remain unchanged.

If the LBB is stepped-up and the foundation account is required as part of the benefit allocation plan then in effect, we require allocation of a specific dollar amount to the foundation account at that time. The dollar amount that must be allocated to the foundation account is equal to the LBB (as of the step-up date) multiplied by the foundation account allocation percentage for the benefit allocation plan then in effect. Any required increase to the value in the foundation account will be transferred first from the other subaccount values on a pro-rata basis, then from any DCA fixed periods, if applicable, from oldest to newest. We reserve the right to waive this requirement. Waiver of this requirement will be administered on a non-discriminatory basis.

7.6 WILL THE SIMPLE INTEREST BENEFIT AND/OR THE STEP-UP OPTION AFFECT THE ANNUAL CHARGE FOR THIS RIDER?

The annual charge for this rider is determined by multiplying the rider charge rate by the average daily LBB; therefore any increase to your LBB as a result of the simple interest benefit or step-up option will also increase the annual charge for this rider.

If the step-up option is in effect and a step-up occurs, the rider charge rate may differ from the initial rider charge rate, but will not exceed the maximum rider charge rate shown on the Rider Data Page. Any change in the rider charge rate will affect the annual charge for this rider. See Rider Section 4.1.

================================================================================
RIDER SECTION 8.  EXCESS WITHDRAWALS
================================================================================

8.1 WHEN DOES AN EXCESS WITHDRAWAL OCCUR?

An excess withdrawal occurs if:

   a.) the amount withdrawn during a rider year exceeds the GALWA; or b.) the amount withdrawn, when added to prior withdrawals during a rider year, exceeds the GALWA.

The amount withdrawn during a rider year that is in excess of the GALWA is referred to as the "excess withdrawal amount".

8.2 WHAT HAPPENS IF AN EXCESS WITHDRAWAL OCCURS?

If an excess withdrawal occurs, the LBB will be reset to equal the previous LBB reduced by the greater of:

   a.) the excess withdrawal amount; or
   b.) a proportional adjustment amount that is equal to (A) divided by (B), with the result multiplied by (C), where:

          (A) = the excess withdrawal amount.
          (B) = the contract value prior to the withdrawal minus the remaining GALWA, if any, at the time of withdrawal. The remaining GALWA is the amount available for withdrawal without exceeding the GALWA.
          (C) = the LBB prior to the withdrawal.

The GALWA will then be recalculated and reduced, based on the newly reset LBB.

We reserve the right to waive the excess withdrawal treatment described above if the withdrawals are scheduled withdrawals intended to meet IRS required minimum distribution rules. The current prospectus will disclose if such waiver is in effect and any detailed requirements for such waiver.

The annual charge for this rider is determined by multiplying the rider charge rate by the average daily LBB; therefore any decrease to your LBB will also decrease the annual charge for this rider.

================================================================================
RIDER SECTION 9.  CONTINUATION BENEFIT
================================================================================

9.1 WHAT IS THE CONTINUATION BENEFIT?

The continuation benefit allows an eligible joint covered person (who is not a co-annuitant) to elect to continue the contract in lieu of receiving the death benefit proceeds. Such continuation is subject to the limitations and requirements of Internal Revenue Code [SEC] 72(s).

A joint covered person is eligible for this benefit only if he or she was the deceased covered person's spouse and sole primary beneficiary of the contract as of the date of death.

A joint covered person who is eligible for the continuation benefit must elect the benefit within sixty (60) days of our receipt of due proof of the covered person's death. Upon election of this benefit, the joint covered person will continue to receive the benefits described in this rider as long as the contract and this rider are in force and all the terms and conditions of this rider are met. The Spouse Beneficiary Death Benefit Rider (Spouse/Partner Death Benefit Rider in some states), if any, will terminate upon election of this benefit due to the death of the primary covered person.

This benefit may be exercised only one time.

9.2 WHAT HAPPENS IF THE JOINT COVERED PERSON IS NOT ELIGIBLE FOR THE BENEFIT OR THE BENEFIT IS NOT ELECTED?

If the joint covered person is not eligible for the continuation benefit or the benefit is not elected by an eligible joint covered person:

   a.) the death benefit proceeds will be paid in accordance with the terms of the contract; and
   b.) the contract, including this rider, will terminate.

CUNA Mutual Insurance Society

/s/ Jeff Post

    President

================================================================================
                   RIDER DATA PAGE                     CONTRACT NUMBER: 12345678
================================================================================
                     GUARANTEED LIFETIME WITHDRAWAL BENEFIT

PRIMARY COVERED PERSON                                          ISSUE AGE
----------------------                                          ---------
John Doe                                                        35

JOINT COVERED PERSON                                            ISSUE AGE
----------------------                                          ---------
Jane Doe                                                        35

OWNER(S)                                                        RIDER ISSUE DATE
--------                                                        ----------------
John Doe                                                        May 31, 2010

LIFETIME BENEFIT BASIS (LBB):  $100,000

SIMPLE INTEREST BENEFIT BASIS RATE (SIBB RATE):  8.0%

INITIAL RIDER CHARGE RATE:  0.85%

MINIMUM CHARGE PERIOD:  May 31, 2010 - May 31, 2017

MAXIMUM RIDER CHARGE RATE:  1.75%

ANNUAL WITHDRAWAL BENEFIT PERCENTAGE:

                      SINGLE COVERED PERSON
               AGE AT FIRST LIFETIME WITHDRAWAL
               --------------------------------
CURRENT AGE                                           PERCENTAGE
-----------                                           ----------
   50-54                                                 3.00%
   55-60                                                 3.75%
   61-64                                                 4.25%
   65-69                                                 4.50%
   70-74                                                 5.00%
   75-79                                                 5.25%
     80+                                                 5.50%

                      JOINT COVERED PERSONS
  AGE OF YOUNGEST COVERED PERSON AT FIRST LIFETIME WITHDRAWAL
  -----------------------------------------------------------
CURRENT AGE                                           PERCENTAGE
-----------                                           ----------
   50-54                                                 2.50%
   55-60                                                 3.25%
   61-64                                                 3.75%
   65-69                                                 4.00%
   70-74                                                 4.50%
   75-79                                                 4.75%
     80+                                                 5.00%

   If only one covered person is living at the time of your first lifetime withdrawal, the percentages shown above will be increased by 0.50%; and the percentage used will be based on the surviving covered person's current age at the time of the first lifetime withdrawal.

BENEFIT ALLOCATION PLAN: The required allocation % to the foundation account, if any, is shown in the Allocation % - Foundation Account column. The Allocation %
- Excluding the Foundation Account column below totals to 100% for purposes of rebalancing, as described in Rider Section 2.3.

Allocation % - Foundation Account                          Allocation % - Excluding the Foundation Account
---------------------------------                          -----------------------------------------------
      0% Foundation Account - Bond                         100% Diversified Income
                                                                         OR
                                                           100% Conservative Allocation

Allocation % - Foundation Account                          Allocation % - Excluding the Foundation Account
---------------------------------                          -----------------------------------------------
    10% Foundation Account - Bond                          100% Moderate Allocation
                                                                         OR
                                                           100% BlackRock Global Allocation

Allocation % - Foundation Account                          Allocation % - Excluding the Foundation Account
---------------------------------                          -----------------------------------------------
    0% Foundation Account - Bond                           Risk-Managed Funds Model:
                                                               20%   Conservative Allocation
                                                               45%   Moderate Allocation
                                                               15%   Equity Income
                                                               10%   Bond
                                                               10%   Diversified Income

Allocation % - Foundation Account                          Allocation % - Excluding the Foundation Account
---------------------------------                          -----------------------------------------------
    0% Foundation Account - Bond                           Conservative Growth Model:
                                                               14%   Large Cap Growth
                                                               12%   Van Kampen LIT Growth & Income II
                                                                5%   International Stock
                                                                4%   Oppenheimer International Growth
                                                                2%   Invesco V.I. Global Real Estate
                                                                3%   PIMCO VIT CommodityRealReturn Strategy
                                                               15%   PIMCO VIT Total Return
                                                               35%   Invesco V.I. Government Securities
                                                               10%   PIMCO VIT Global Bond (Unhedged)

Allocation % - Foundation Account                          Allocation % - Excluding the Foundation Account
---------------------------------                          -----------------------------------------------
    0% Foundation Account - Bond                           Balanced Model:
                                                               16%   Large Cap Growth
                                                               13%   Van Kampen LIT Growth & Income II
                                                                4%   Mid Cap
                                                                7%   International Stock
                                                                5%   Oppenheimer International Growth
                                                                2%   Invesco V.I. Global Real Estate
                                                                3%   PIMCO VIT CommodityRealReturn Strategy
                                                                3%   Franklin High Income Securities
                                                                3%   High Income
                                                               12%   PIMCO VIT Total Return
                                                               24%   Invesco V.I. Government Securities
                                                                8%   PIMCO VIT Global Bond

Allocation % - Foundation Account                          Allocation % - Excluding the Foundation Account
---------------------------------                          -----------------------------------------------
    10% Foundation Account - Bond                          Moderate Growth Model:
                                                               18%   Large Cap Growth
                                                               14%   Van Kampen LIT Growth & Income II
                                                                5%   Mid Cap
                                                                2%   Oppenheimer Main Street Small Cap
                                                                9%   International Stock
                                                                6%   Oppenheimer International Growth
                                                                3%   Invesco V.I. Global Real Estate
                                                                3%   PIMCO VIT CommodityRealReturnStrategy
                                                                3%   Franklin High Income Securities
                                                                6%   High Income
                                                                9%   PIMCO VIT Total Return
                                                               16%   Invesco V.I. Government Securities
                                                                6%   PIMCO VIT Global Bond

Allocation % - Foundation Account                          Allocation % - Excluding the Foundation Account
---------------------------------                          -----------------------------------------------
    20% Foundation Account - Bond                          Growth Model:
                                                               20%   Large Cap Growth
                                                               15%   Van Kampen LIT Growth & Income II
                                                                6%   Mid Cap
                                                                3%   Oppenheimer Main Street Small Cap
                                                               11%   International Stock
                                                                6%   Oppenheimer International Growth
                                                                4%   Invesco V.I. Global Real Estate
                                                                5%   PIMCO VIT CommodityRealReturn Strategy
                                                                3%   Franklin High Income Securities
                                                                6%   High Income
                                                                6%   PIMCO VIT Total Return
                                                                9%   Invesco V.I. Government Securities
                                                                6%   PIMCO VIT Global Bond

Allocation % - Foundation Account                          Allocation % - Excluding the Foundation Account
---------------------------------                          -----------------------------------------------
    30% Foundation Account - Bond                          Aggressive Growth Model:
                                                               22%   Large Cap Growth
                                                               16%   Van Kampen LIT Growth & Income II
                                                                7%   Mid Cap
                                                                6%   Oppenheimer Main Street Small Cap
                                                               12%   International Stock
                                                                7%   Oppenheimer International Growth
                                                                5%   Invesco V.I. Global Real Estate
                                                                5%   PIMCO VIT CommodityRealReturn Strategy
                                                                2%   Franklin High Income Securities
                                                                5%   High Income
                                                                4%   PIMCO VIT Total Return
                                                                5%   Invesco V.I. Government Securities
                                                                4%   PIMCO VIT Global Bond

Allocation % - Foundation Account                          Allocation % - Excluding the Foundation Account
---------------------------------                          -----------------------------------------------
    40% Foundation Account - Bond                          Custom Portfolio:
                                                                     Conservative Allocation
                                                                     Moderate Allocation
                                                                     Aggressive Allocation
                                                                     Money Market
                                                                     Diversified Income
                                                                     Bond Fund
                                                                     High Income
                                                                     Large Cap Value
                                                               20%   Large Cap Growth
                                                                     Mid Cap
                                                                     Small Cap
                                                               20%   Equity Income
                                                                     International Stock
                                                                     PIMCO VIT Total Return
                                                                     PIMCO VIT Global Bond (Unhedged)
                                                               20%   Franklin High Income Securities
                                                                     Franklin Income Securities
                                                                     Mutual Global Discovery Securities
                                                                     Oppenheimer Main Street
                                                                     Oppenheimer Main Street Small Cap
                                                                     Oppenheimer International Growth
                                                                     Van Kampen LIT Growth and Income II
                                                               20%   Van Kampen LIT Mid Cap Growth II
                                                                     Invesco V.I. Government Securities
                                                               20%   BlackRock Global Allocation